Exhibit 4.2

Side Letter re:  Registration of Shares

June 14, 2004

The A.J. 1989 Trust

c/o Gary R. Siegel, Trustee

Glazer & Siegel, PLLC

5301 Wisconsin Avenue, N.W.

Suite 740

Washington, D.C.  20015

The Irrevocable Trust for the Benefit of the Miller Children

c/o Jason D. Smolen, Trustee

Smolen Plevy

8045 Leesburg Pike, 5th Floor

Vienna, Virginia  22182

Ladies & Gentlemen:

Please refer to that certain Contribution Agreement (the “Contribution Agreement”) dated as of January 30, 2003 by and among The Mills Limited Partnership, a Delaware limited partnership (the “Partnership”), The A.J. 1989 Trust, a grantor trust (the “AJ Trust”), and the Irrevocable Trust for the Benefit of the Miller Children (the “Miller Trust”).  Except as otherwise defined herein, capitalized terms used herein shall have the definitions set forth for such terms in the Contribution Agreement.  This Side Letter (the “Side Letter”) is given in connection with the Closing pursuant to the Contribution Agreement.

Concurrently with the delivery of this Side Letter, the Partnership has issued to each of the AJ Trust and the Miller Trust 85,241 Units (i.e., an aggregate of 170,482 Units) (the “Contribution Units”) in satisfaction of the Partnership’s obligations under the Contribution Agreement.  The Contribution Units may be redeemed in accordance with the provisions of Article IX of the Limited Partnership Agreement of the Partnership, as amended, beginning on the later to occur of the first anniversary of the issuance of the Contribution Units and the date on which a registration statement under the Securities Act of 1933 relating to the issuance by The Mills Corporation, a Delaware corporation (“TMC”), of shares of its common stock upon redemption of and in exchange for Contribution Units is declared effective.

The Partnership hereby covenants and agrees that on or before June 14, 2005, it shall cause TMC to file with the Securities and Exchange Commission (the “SEC”), at no cost to the AJ Trust or the Miller Trust, a registration statement (the “Registration Statement”) on Form S-3 (or any successor form that TMC is eligible to file) registering that number of shares of Common Stock of TMC then deliverable on redemption of the Contribution Units held by AJ Trust and the Miller Trust, and shall make all reasonable efforts to have such shelf registration statement made effective within sixty days after filing.  Following such time as such registration statement shall have been declared effective, the Partnership shall cause TMC to maintain its effectiveness until all Contribution Units shall have been redeemed.

TMC shall be entitled to postpone the filing of the Registration Statement, or suspend the offering under the Registration Statement, if (i) TMC is contemplating an underwritten offering of equity securities, or (ii) the negotiation or consummation of a transaction by TMC or its subsidiaries is pending or an event has occurred, which underwritten offering, negotiation, consummation or event would require additional disclosure by TMC in the Registration Statement of material information which TMC has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that TMC may not delay, suspend or withdraw the Registration Statement for more than 90 days at any one time, or more than twice in any 12-month period.  The Partnership shall cause TMC to advise the AJ Trust and the Miller Trust of any such postponement or suspension.

This Side Letter contains the entire agreement among the parties with respect to the matters set forth herein.  This Side Letter shall be governed by the laws of the United States of America and of the State of Delaware.  This Side Letter, when executed by both Partners, shall be legally binding on such Partners.  This Side Letter may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Side Letter may be transmitted and delivered via facsimile and, if so transmitted and delivered, shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document.

Please execute this Side Letter to confirm your agreement to the matters set forth herein.

Very truly yours,

THE MILLS LIMITED PARTNERSHIP

		By:	The Mills Corporation, its General Partner,

		By:	/s/ NICHOLAS MCDONOUGH
		Name:	Nicholas McDonough
		Title:	Executive Vice President, Asset Management

ACCEPTED AND AGREED:

THE A.J. 1989 TRUST

By:	/s/ GARY R. SIEGEL
Name:	Gary R. Siegel
Title:	Trustee

THE IRREVOCABLE TRUST FOR THE BENEFIT OF

THE MILLER CHILDREN

By:	/s/ JASON D. SMOLEN
Name:	Jason D. Smolen
Title:	Trustee